Exhibit 99.7

Consent of

VesselsValue.com

We hereby consent to references in the registration statement on Form F-4 of Euronav NV, as the same may be amended (the “Registration Statement”) to our two (2) fleet valuations dated December 19, 2017 under the caption “Opinion of UBS, Gener8’s Financial Advisor – Net Asset Value Analysis” to the joint proxy statement/prospectus contained in the Registration Statement, and to the inclusion of our valuations therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

VESSELSVALUE.COM

By:	/s/ Tom Evans
Name:	Tom Evans
Title:	Director

Dated: February 14th, 2018